Exhibit 23.1



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 relating to the Sonoco Products Company 2008 Long-Term Incentive Plan of our report dated February 28, 2008, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
July 25, 2008